UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 14, 2018

Brown-Forman Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-00123	61-0143150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2018, Brown-Forman Corporation (the “Company”) announced certain leadership changes. In connection with those leadership changes, on May 14, 2018, the Company and Jill A. Jones, the Company’s Executive Vice President and President for North America, CCSA, IMEA, and Global Travel Retail, entered into a Letter Agreement (“Letter Agreement”) that provides for her service to the Company to continue until May 31, 2018, and the following compensatory arrangements. Ms. Jones will receive her salary (including a pro-rated holiday bonus), short- and long-term incentive compensation (with Company performance used as a proxy for her individual performance score), and all Company-paid benefits through May 31, 2018. In addition, the Company will provide Ms. Jones with a $656,185 transition payment paid semi-monthly over the 12 month period commencing June 1, 2018.

Ms. Jones will have until June 1, 2019, to exercise outstanding Class B common stock-settled stock appreciation rights (“SSARs”) that are vested and exercisable as of May 31, 2018. Unvested SSARs will vest according to the vesting schedule described in the applicable award agreements, and Ms. Jones will have 12 months following vesting to exercise these SSARs.

Class A common performance-based stock units for the three-year performance periods beginning May 1, 2016 and May 1, 2017, will be adjusted for actual Company performance and be paid at the same time and in the same manner as to active participants. Performance-based restricted stock for the three-year performance period beginning May 1, 2015, has completed its performance period and will be delivered to Ms. Jones within 60 days following May 31, 2018.

Under the terms of our long-term cash incentive program, all outstanding incentives issued in fiscal 2018 and prior years will be adjusted for actual Company performance and be paid at the same time and in the same manner as to active participants. Ms. Jones will also receive a pro-rated grant of her fiscal 2019 long-term incentive target of approximately $70,000 based on the number of months worked in fiscal 2019, which will be adjusted for actual Company performance and be paid at the same time and in the same manner as to active participants.

A description of our long-term cash and equity incentive programs is included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 27, 2017, which description is incorporated by reference herein.

The Letter Agreement contains a release and covenant not to sue, as well as non-disparagement, confidentiality, non-competition, cooperation, and indemnification provisions. The foregoing summary of the Letter Agreement and its terms is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Letter Agreement between Brown-Forman Corporation and Jill A. Jones dated May 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN-FORMAN CORPORATION
(Registrant)

Date: May 16, 2018	/s/ Michael E. Carr, Jr.
Michael E. Carr, Jr.
Vice President, Managing Attorney and Assistant Corporate Secretary